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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 9, 2000



                                PopMail.com, inc.
             (Exact name of registrant as specified in its charter)


           Minnesota                   0-23243                     31-1487885
(State or other jurisdiction    (Commission File Number)        (IRS Employer
         of incorporation)                                   Identification No.)

             4801 West 81st Street, Suite 112, Bloomington, MN 55437
               (Address of principal executive offices)(Zip Code)



          (Former Name or Former Address, if Changed Since Last Report)

       Registrant's telephone number, including area code: (612) 837-9917




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Item 2.    ACQUISITION OR DISPOSITION OF ASSETS


     Pursuant to an Agreement and Plan of Reorganization dated as of January 21, 2000 (the "Agreement") by and among the Registrant, IZ Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Registrant ("Acquisition Sub"), IZ.com Incorporated, a Delaware corporation ("IZ.com"), and Virtual Group LLC, a Nevada limited liability company, Acquisition Sub merged with and into IZ.com, and IZ.com became a wholly-owned subsidiary of the Registrant. The merger became effective February 9, 2000 (the "Effective Date"). Prior to the date of the Agreement, there was no relationship between IZ.com or its stockholders and the Registrant or its affiliates, officers and directors or any of their respective associates. IZ.com is a convergent media business that uses spiral marketing to promote consumer e-commerce, involving the cross-promotion of products and services through email, online and conventional media, where consumers choose to receive an advertiser's communications.

     Pursuant to the Agreement, as of the Effective Date, IZ.com's outstanding shares of capital stock were converted into the right to receive shares of the Registrant's Series F Convertible Preferred Stock (the "Preferred Shares"). As an additional condition of the merger, the Registrant assumed all of the outstanding options and warrants of IZ.com, which were converted, as of the Effective Date, into options and warrants to purchase Preferred Shares. The Preferred Shares are currently convertible into approximately 3.7 million shares of Registrant's common stock, but upon approval of the Registrant's shareholders, the Preferred Shares will be convertible into approximately 7.3 million shares of the Registrant's common stock.

     In satisfaction of certain conditions to the closing of the merger, the Registrant completed a $6.75 million private placement of its common stock at a price of $2.25 per share. With each share of common stock sold in the private placement, the Registrant issued a warrant to purchase a share of common stock at an exercise price of $3.00.

     In connection with the Agreement and pursuant to a Registration Rights Agreement dated January 21, 2000, the Registrant agreed, upon the request of holders of not less than 40 percent of the outstanding number of Preferred Shares, to register the shares of common stock issuable upon conversion of the Preferred Shares issued in the merger.

     The foregoing is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 to this Form 8-K and is hereby incorporated by reference herein. The Certificate of Designation of the Series F Convertible Preferred Stock, the Registration Rights Agreement dated January 21, 2000, and Registrant's Press Release Dated February 9, 2000, are each filed as Exhibits 3.1, 10.1 and 99.1, respectively, to this Form 8-K, and each are incorporated herein by reference.



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Item 5.   OTHER EVENTS

     Upon the Effective Date, Jesse Berst was elected to the Registrant's Board of Directors to fill the board seat formerly occupied by James L. Anderson. The Registrant's Press Release dated February 9, 2000, which is filed as Exhibit
99.1 to this Form 8-K, is incorporated by reference.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) Financial Statements of the Business Acquired. Pursuant to Item 7(a)(4), financial statements required by this item will be filed no later than April 24, 2000.

     (b) Pro Forma Financial Information. Pursuant to Item 7(b)(2), financial statements required by this item will be filed no later than April 24, 2000.

     (c) Exhibits.

          2.1 Agreement and Plan of Reorganization dated as of January 21, 2000 among PopMail.com, inc., IZ.com Incorporated, IZ Acquisition Corporation, and Virtual Group LLC.

          3.1  Certificate of Designation of Series F Convertible Preferred
               Stock.

          10.1 Registration Rights Agreement, dated January 21, 2000 between the Registrant and the stockholders of IZ.com, Incorporated.

          99.1 Press Release dated February 9, 2000.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      POPMAIL.COM, INC.

Dated:  February 23, 2000             By:         /s/ Thomas W. Orr
                                                ------------------------------
                                                        Thomas W. Orr
                                                        Chief Financial Officer





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                                  EXHIBIT INDEX


2.1 Plan and Agreement of Reorganization dated as of January 21, 2000 among PopMail.com, inc., IZ.com Incorporated, IZ Acquisition Corporation, and Virtual Group LLC.

3.1  Certificate of Designation of Series F Convertible Preferred Stock

10.1 Registration Rights Agreement dated as of January 21, 2000, among PopMail.com, inc. and the stockholders of IZ.com Incorporated.

99.1 Press Release dated February 9, 2000.








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